Exhibit 3.2

BYLAWS

OF

GULFSLOPE ENERGY, INC.

ARTICLE 1
OFFICES

Section 1.1. Registered Office and Agent.  The registered office of the corporation shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware, and the name of the registered agent of the corporation at such address is The Corporation Trust Company.

Section 1.2. Other Offices.  The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meetings.  All meetings of the stockholders shall be held at the office of the corporation or at such other places as may be fixed from time to time by the board of directors, either within or without the State of Delaware, and stated in the notice of the meeting or in a duly executed waiver of notice of the meeting, or the board of directors, may in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

Section 2.2. Annual Meetings.  Annual meetings of stockholders, commencing with the year 2012, shall be held at the time and place, if any, to be selected by the board of directors.  If the day is a legal holiday, then the meeting shall be held on the next following business day.  At the meeting, the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.  Each election of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.  If authorized by the board of directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission,  provided  that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

Section 2.3. Manner of Giving Notice; Affidavit of Notice.  If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.  Without limiting the manner by which notice may otherwise be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law or as described in Section 5.1.  An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be  prima facie  evidence of the facts stated in such affidavit.

Section 2.4. Voting List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during the whole time of the meeting as in the manner provided by law.

Section 2.5. Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the chief executive officer or the president, the board of directors, or by one or more stockholders, the aggregate of whose shares comprise not less than 10% of the outstanding shares of stock of the corporation entitled to vote at the meetings.  Such request shall state the purpose or purposes of the proposed meeting and business transacted at all special meetings shall be confined to the subjects stated in the notice of the meeting, unless such notice shall have been waived.

Section 2.6. Notice.  Unless notice is waived, written or printed notice stating the place, date, and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.

Section 2.7. Quorum; Majority Vote.  The holders of a majority of the stock issued and outstanding and entitled to vote at meetings of the stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8. Order of Business.  At each meeting of the stockholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairperson of the meeting:  chairperson of the board, chief executive officer, president, vice presidents (in the order of their seniority if more than one), and secretary.  The order of business at each such meeting shall be as determined by the chairperson of the meeting.  The chairperson of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 2.9. Vote Required.  Unless otherwise required by law or provided in the Certificate of Incorporation or these Bylaws, in all matters to come before the stockholders at any meeting other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.  At every election of directors, each stockholder shall have the right to vote the number of voting shares that such stockholder owns for as many persons as there are directors to be elected.  Unless otherwise provided in the Certificate of Incorporation, no stockholder shall be entitled to cumulate such stockholder's votes, and cumulative voting is prohibited.

Section 2.10. Method of Voting.  Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

ARTICLE 3

DIRECTORS

Section 3.1. General Powers.  The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the corporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2. Number of Directors.  The board of directors shall consist of not less than ONE (1) director and not more than TEN (10) and no director need be a stockholder or a resident of the State of Delaware.  The board of directors shall determine the number of directors from time to time, and each such determination shall be a continuing determination of the number of directors until a change by the board of directors.  If the board of directors fails to make such a determination, the number of directors shall be the same as the initial board of directors set out in the Certificate of Incorporation.  The directors shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall hold office until such director's successor shall be elected and shall qualify. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, notwithstanding that the remaining directors constitute less than a quorum of the board of directors, or by the holders of a majority of the shares then entitled to vote in election of directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or a special meeting of the stockholders called for that purpose, or may be filled by the board of directors for a term of office continuing only until the next election of one or more of the directors by the stockholders.

Section 3.3. First Meeting of New Board.  The first meeting of each newly elected board of directors shall be held without further notice immediately following the annual meeting of the stockholders.

Section 3.4. Meetings.  Regular meetings of the board of directors may be held without notice at such time and place as shall be determined by the board. Special meetings of the board of directors may be called by the President on three days' notice to each director, either personally or by mail or by telegram. The purpose or purposes of such meeting need not be stated in the notice thereof, except as is specifically provided in section 11.1 of these Bylaws.

Section 3.5. Quorum, Majority Vote.  At all meetings of the board of directors, the presence of a majority of the number of directors fixed in the manner provided in these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation, or these Bylaws. If a quorum shall not be present at any meeting, the directors present at the meeting may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.6. Resignations.  Any director of the corporation may at any time resign by giving notice in writing or by electronic transmission to the board of directors, the chairperson of the board, the chief executive officer, the president, or the secretary of the corporation.  Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt of such notice; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.7. Removal of Directors.  Any director may be removed, with or without cause, at any duly constituted meeting of stockholders called expressly for that purpose, by the affirmative vote of the holders of a majority of the shares then entitled to vote in elections of directors.

Section 3.8. Compensation of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for such service.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE 4

COMMITTEES

Section 4.1. Committees.  The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members and, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors, except that no such committee shall have the authority of the board of directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation under §251 or §252 of the Delaware General Corporation Law, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation, recommending to the stockholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering or repealing the Bylaws of the corporation or adopting new Bylaws for the corporation, altering or repealing any resolution of the board of directors that by its terms provide that it shall not be so amendable or repealable; and, unless the resolution expressly so provides, no committee shall have the power or authority to declare a dividend, or to authorize the issuance of shares of the corporation, or to adopt a merger pursuant to §253 of the Delaware General Corporation Law.  The designation of such committee and the delegation of authority to such committee shall not operate to relieve the board of directors, or any member of the board, of any responsibility imposed by law.

ARTICLE 5
NOTICES

Section 5.1. Method.  Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, electronic mail, overnight delivery, facsimile or any other manner provided in Section 232 of the Delaware General Corporation Law, addressed to such director or stockholder, at his mailing address, electronic mail address, or facsimile number as it appears on the records of the corporation, with postage on such notice prepaid (as applicable), and such notice shall be deemed to be given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.

Section 5.2. Waiver.  Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a written waiver of such notice, signed by the person or persons entitled to said notice or waiver by electronic transmission by such person, whether before or after the time stated in such waiver, shall be deemed equivalent to notice.

ARTICLE 6
OFFICERS

Section 6.1. Election, Qualification.  The officers of the corporation shall be chosen by the board of directors and may include a chairman of the board of directors, a chief executive officer, a president, one or more vice presidents, a secretary, and a treasurer.  The board of directors may also elect or appoint a chief operating officer, a chief financial officer, one or more assistant secretaries and assistant treasurers, and such other officers and agents as it shall deem necessary.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 6.2. Salary.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 6.3. Term, Removal.  Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 6.4. Resignation.  Subject at all times to the right of removal as provided in Section 6.3 of this ARTICLE 6 and to the provisions of any employment agreement, any officer may resign at any time by giving notice to the board of directors, the chief executive officer, the president, or the secretary of the corporation.  Any such resignation shall take effect at the date of receipt of such notice or at any later date specified  provided  that the chief executive officer or president or, in the event of the resignation of the chief executive officer or the president, the board of directors may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of receipt of such notice; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.5. Vacancies.  A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

Section 6.6. Chairperson of the Board.  The chairperson of the board, if there shall be such an officer, shall preside at all meetings of the stockholders and the board of directors and shall perform all duties incident to the office of chairperson of the board and as from time to time may be assigned to him or her by the board of directors.  Except as otherwise provided by resolution of the board of directors, the chairperson of the board shall be ex-officio a member of all committees of the board of directors.  In the absence of the chief executive officer, the chairperson of the board shall be the chief executive officer of the corporation.

Section 6.7. Chief Executive Officer.  The chief executive officer, if there shall be such an officer, shall, subject to the provisions of these Bylaws and to the direction and supervision of the board of directors, (a) have general and active management of the affairs of the corporation and have general supervision of its officers, agents and employees; (b) in the absence of the chairperson of the board, preside at all meetings of the stockholders and the board of directors; (c) have primary responsibility for the implementation of the policies adopted from time to time by the board of directors; and (d) perform those other duties incident to the office of chief executive officer and as from time to time may be assigned to him or her by the board of directors.

Section 6.8. President. The president shall, subject to the provisions of these Bylaws and to the direction and supervision of the board of directors, perform all duties incident to the office of president and as from time to time may be assigned to him or her by the board of directors.  At the request of the chief executive officer or in the absence of the chief executive officer and the chairperson of the board, in the event of their inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting shall have all the powers and be subject to all restrictions of the chief executive officer.

Section 6.9. Chief Operating Officer.  The chief operating officer, if there shall be such an officer, shall, subject to the provisions of these Bylaws and to the direction and supervision of the board of directors and the chief executive officer, supervise the day to day operations of the corporation and perform those other duties incident to the office of chief operating officer and as from time to time may be assigned to him or her by the board of directors or the chief executive officer.

Section 6.10. Chief Financial Officer.  The chief financial officer, if there shall be such an officer, shall, subject to the provisions of these Bylaws and to the direction and supervision of the board of directors and the chief executive officer, manage the financial affairs of the corporation and perform those other duties incident to the office of chief financial officer and as from time to time may be assigned to him or her by the board of directors or the chief executive officer.  If there is no chief financial officer, these duties shall be performed by the treasurer or such other person designated by the board of directors to perform such duties.

Section 6.11. Vice Presidents.  The vice president, if there shall be such an officer (or if there is more than one, then each vice president), shall perform such duties as from time to time may be assigned to him or her by the board of directors, the chief executive officer or the president.  In the absence of the chief executive officer, the president and the chairman of the board or, in the event of their inability or refusal to act, the vice president, if there be such an officer (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or, in the absence of any designation, then in the order of their election), shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 6.12. Secretary.  The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.  He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 6.13. Assistant Secretary.  The assistant secretary, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 6.14. Treasurer.  The treasurer, if there shall be such an officer, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.  He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.  If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.  If there is not a treasurer of the corporation, then the duties set forth above shall be discharged by the President or such other officer as shall be designated by the board of directors.

Section 6.15. Assistant Treasurer.  The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE 7
INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES, AND AGENTS

Section 7.1. Persons.  The corporation may indemnify, to the extent permitted in this article, and shall indemnify as required by this article:

(a)                  any person who is or was a director, officer, agent, or employee of the corporation, and

(b)                  any person who serves or served at the corporation's request as a director, officer, partner, venturer, proprietor, trustee, agent, employee, or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

Section 7.2. Derivative Suits.  In case of a suit or action by or in the right of the corporation to procure a judgment in its favor against a person named in paragraph 7.1 by reason of such person holding a position named in paragraph 7.1, the corporation may indemnify such person if the standard in paragraph 7.4 is satisfied, for reasonable expenses actually and reasonably incurred by such person (including attorney's fees) in connection with the defense or settlement of the suit or action and, additionally, for judgments and fines if such person is found liable for negligence in the performance of duties to the corporation.

Section 7.3. Nonderivative Suits.  In case of a suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or in behalf of the corporation, collectively hereinafter referred to as a nonderivative suit,  against a person named in paragraph 7.1 by reason of such person holding a position named in paragraph 7.1, the corporation may indemnify such person if the standard in paragraph 7.4 is satisfied for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the nonderivative suit as follows:

(a)	judgments;

(b)	penalties, including excise and similar taxes;

(c)	fines;

(d)	settlements; and

(e)	reasonable expenses actually incurred (including attorney's fees).

Section 7.4. Standard.  In case of a derivative suit, a person named in paragraph 7.1 may be indemnified if such person acted in good faith in the transaction that is the subject of the suit, and in a manner reasonably believed to be in or not opposed to the corporation's best interest; provided that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.  In the case of nonderivative suit, a person named in paragraph 7.1 may be indemnified if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interest.  With respect to any criminal action or proceeding, the person must have had no reasonable cause to believe that the conduct that is the subject of such action was unlawful.  The termination of a nonderivative proceeding by judgment, order, settlement, conviction, or on a plea of  nolo contendere  or its equivalent, does not of itself create a presumption that the person does not meet the standards set forth in this paragraph.

Section 7.5. Mandatory Indemnification.  The corporation shall indemnify a person named in paragraph 7.1 against expenses (including attorney's fees) actually and reasonably incurred in connection with a proceeding in which such person is a party by reason of such person holding a position named in paragraph 7.1 to the extent such person has been successful, on the merits or otherwise, in the defense of the proceeding.

Section 7.6. Determination that Standard Has Been Met.  A determination that the standard of paragraph 9.04 has been satisfied shall be made by:

(a) a majority vote of a quorum of the directors of the corporation who at the time of the vote are not parties to the action, suit, or proceeding; or

(b) if such a quorum is not obtainable, or, even if obtainable, by a written opinion of independent legal counsel selected by the disinterested members of the board of directors; or

(c) the shareholders of the corporation.

Section 7.7. Advance Payments.  The corporation may pay in advance any expense (including attorney's fees) that may become subject to indemnification under paragraphs 7.1-7.6 if the person receiving the payment affirms in writing that in good faith the person believes the standards set forth in paragraph 7.4 have been met, and undertakes to repay any advance payments if it is ultimately determined that such person has not met those standards..

Section 7.8. Insurance.  The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph 7.1, against any liability asserted against or incurred by such person in any such position, or arising out of such person's status as such, whether or not the corporation would have power to indemnify such person against such liability under paragraphs 7.1-7.7.

Section 7.9. Additional Indemnification.  The rights of indemnification provided in this Article VII shall be in addition to any other rights to which any person named in paragraph 7.1 may otherwise be entitled by contract or as a matter of law; and if any such person dies, then such rights shall extend to such person's heirs and legal representatives. The provisions of this Article VII are separable, and if any provision be held invalid, all other provisions shall only be curtailed to the extent necessary to make such provision enforceable, it being the intent of this article that the corporation indemnify each person named in paragraph 7.1 to the maximum extent permitted by law.

ARTICLE 8
CERTIFICATES OF STOCK

Section 8.1. Certificates.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.  Any and all signatures on the certificate may be sealed with the seal of the corporation.  If any officer, transfer agent, or registrar who has signed, or whose signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.  The certificates shall be consecutively numbered by classes and shall be entered in the books of the corporation as they are issued.  Each certificate shall state on its face the holder’s name, the number of shares, the par value of such shares or a statement that such shares are without par value, and may also bear other wording relating to the ownership, issuance and transferability of the shares represented by such stock certificate.

Section 8.2. Lost Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance of such new certificate or certificates, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed and/or agree to indemnify the corporation against any such claim.

Section 8.3. Transfers of Stock.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled to such certificate, cancel the old certificate and record the transaction upon its books.

Section 8.4. Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as otherwise provided by the laws of Delaware.

ARTICLE 9
ACTION BY UNANIMOUS CONSENT
OR BY CONFERENCE TELEPHONE

Section 9.1 Action by Unanimous Consent. Any action required by the Certificate of Incorporation, these Bylaws, or Delaware law to be taken at a meeting of the board of directors of the corporation, or any action that may be taken at any such meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter of the action, and such consent is filed in the minute book of the corporation.

Section 9.2  Action by Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of the stockholders of the corporation, or any action which may be taken at any annual meeting or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a  vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.  Prompt notice that corporate action was taken without a meeting by less than unanimous written consent shall be given to the stockholders who have not consented in writing.  In lieu of any statement regarding a stockholders vote required to be set forth in any document or certificate to be filed with the Delaware Secretary of State, a statement that a written consent and written notice have been given in accordance with the provisions of §228 of the Delaware General Corporation Law may be given.

Section 9.3  Actions by Conference Telephone.  Subject to any notice of meeting requirements in these Bylaws or under Delaware law, the board of directors, or members of any committee designated by such board, may participate in and hold a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Minutes of any such meeting shall be promptly prepared by the Secretary, circulated to all directors entitled to vote at the meeting (whether they participated or not), placed in the regular corporate records containing similar meeting minutes, and called to the attention of such board of directors or committee at its next regular meeting.

ARTICLE 10
GENERAL PROVISIONS

Section 10.1. Dividends. Dividends on the outstanding shares of the corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the corporation, subject to the provisions of law and the Certificate of Incorporation. The board of directors may fix in advance a record date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than thirty days prior to the payment date of such dividend.  In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring such dividend shall be the record date.

Section 10.2. Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative, for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

Section 10.3. Annual Statement.  The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 10.4. Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 10.5. Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 10.6. Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

Section 10.7. Seal and Official Records. The seal of the corporation, if adopted by the board of directors, the stock certificate book, the minute book, and the corporation's financial records shall be of the type that the board of directors determines and establishes and may be changed from time to time in the board's discretion.

ARTICLE 11
AMENDMENTS

Section 11.1. Alteration, Amendment, or Repeal. The power to alter, amend, or repeal these Bylaws or adopt new Bylaws, subject to repeal or change by action of the stockholders, shall be vested in the board of directors.  The board of directors may make such alteration, amendment, or repeal at any meeting at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment or repeal contained in the notice of such meeting (or such notice shall have been waived).